Exhibit 23.2

CONSENT OF QUALIFIED THIRD-PARTY FIRM

SAWTOOTH MINING LLC

March 28, 2025

Re: Form 10-K to be filed by Lithium Americas Corp. (the “Company”)

I, Guy Guidinger, on behalf of Sawtooth Mining LLC, consent to:

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the use of and reference to our company name, including our status as an expert or “qualified person” (as defined in Subpart 1300 of Regulation S-K promulgated by the U.S. Securities Exchange Commission (the “SEC”)), in connection with the Annual Report on Form 10-K being filed by the Company with the SEC, and any amendments thereto (the “Form 10-K”), the technical report titled “S-K 1300 Technical Report Summary on the Thacker Pass Project Humboldt County, Nevada, USA” dated December 31, 2024 (the “1300 Report”), and the technical report titled “NI 43-101 Technical Report on the Thacker Pass Project, Humboldt County, Nevada, USA” dated December 31, 2024 (the “43-101 Report” and, together with the 1300 Report, the “Technical Reports”);
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the use of any extracts from, or summary of, the Technical Reports in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Reports, or portions thereof, that was prepared by us, that we supervised the preparation of, and/or that was reviewed and approved by us, that is included or incorporated by reference in the Form 10-K; and
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the incorporation by reference of this consent, the use of our name and any extracts from, or summary of, the Technical Reports in the Form 10-K and the use of any information derived, summarized, quoted or referenced from the Technical Reports, or portions thereof, that was prepared by Sawtooth Mining LLC into the Company’s Registration Statement on Form S-8 (No. 333-274884), and any amendments thereto, filed with the SEC.

We are responsible for authoring, and this consent pertains to, Sections 3, 4, 5, 6, 7.1, 7.2, 7.4.1, 8, 9.1.1, 9.2, 9.3, 11, 12, 13, 18.1.4, 20 and 21.1 and corresponding sections of 1, 2, 9.4, 18.1.1, 18.2.1, 18.2.2, 18.3.1, 22, 23, 24 and 25 of the 1300 Report, and Sections 4, 5, 6, 7, 8, 9, 10, 11, 12.2 to 12.7, 14, 15, 16, 21.1.4, 23, and 24.1, and corresponding sections of 1, 2, 3, 12.1.1, 12.8, 21.1.1, 21.2.1, 21.2.2, 21.3.1, 25, 26 and 27 of the 43-101 Report. We certify that we have read the Form 10-K and that it fairly and accurately represents the information in the Technical Reports for which we are responsible.

Sawtooth Mining LLC

By:	/s/ Guy Guidinger
Name:	Guy Guidinger
Title:	President